UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2011, Vestin Realty Mortgage I, Inc., (the “Company”) held its 2011 Annual Meeting of Stockholders. Stockholders were asked to vote with respect to four proposals.

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his respective name. In addition, there were 1,033,485 broker non-votes with respect to this proposal.

Name	Votes For	Votes Withheld
Donovan Jacobs	3,813,397	395,132
Robert J. Aalberts	3,792,364	416,165

Proposal Number 2 – Ratification of the appointment of JLK Partners, LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2011:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
5,010,461	190,976	40,577	0

Proposal Number 3 – To amend the Company’s Bylaws to expand its investment policy to include investment in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
3,894,577	264,208	49,744	1,033,485

Proposal Number 4 – To approve the amendment of the Company’s charter to change the term of the Company’s existence from expiration December 31, 2019 to perpetual existence:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
3,455,248	432,466	320,815	1,033,485

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2011

VESTIN REALTY MORTGAGE I, INC.

By: Vestin Mortgage, LLC, its sole manager

By: /s/Eric Bullinger
       Eric Bullinger
       Chief Financial Officer